Exhibit 10.4

US$1,000,000,000

AMENDMENT NO. 2 TO THE

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 28, 2013

Among

ALENCO INC.,

as Borrower,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

RBS SECURITIES INC.

CITIGROUP GLOBAL MARKETS INC.

BARCLAYS BANK PLC

J.P. MORGAN SECURITIES LLC,

as Lead Arrangers,

CITIBANK, N.A.,

as Administrative Agent,

CITIBANK, N.A.,

as Swing Line Bank,

BANK OF AMERICA, N.A.

THE ROYAL BANK OF SCOTLAND PLC, CANADA BRANCH,

as Syndication Agents,

BARCLAYS BANK PLC

JPMORGAN CHASE BANK, N.A.,

as Documentation Agents,

and

THE LENDERS PARTY HERETO,

as Lenders

AMENDMENT NO. 2 TO THE

CREDIT AGREEMENT

Dated as of June 28, 2013

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this “Amendment”) among ALENCO INC., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders that are parties to the Credit Agreement referred to below (collectively, the “Lenders”) and CITIBANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Administrative Agent have entered into a Second Amended and Restated Credit Agreement dated as of October 20, 2011, and a letter amendment thereto dated as of June 15, 2012 (such Credit Agreement, as so amended, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower, the Lenders and the Administrative Agent have agreed to further amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

(a) The definition of “Applicable Margin” in Section 1.01 is hereby amended by replacing the grid included in such definition with the following:

Rating Level (S&P/Moody’s)	Applicable Margin for Base Rate Advances	Applicable Margin for Eurodollar Rate Advances and Applicable Fee Rate for Letters of Credit	Applicable Percentage
A / A2 or higher	0.0 bps	85.0 bps	17.0 bps
A- / A3	0.0 bps	100.0 bps	20.0 bps
BBB+ / Baal	20.0 bps	120.0 bps	24.0 bps
BBB / Baa2	45.0 bps	145.0 bps	29.0 bps
BBB- / Baa3	75.0 bps	175.0 bps	35.0 bps
lower than BBB- / lower than Baa3, or unrated by both agencies	125.0 bps	225.0 bps	45.0 bps

(b) The definition of “Interest Period” in Section 1.01 is amended (i) by deleting therefrom the phrase “one week, two weeks” and substituting therefor the phrase “one week” in each place such phrase appears and (ii) by deleting the phrase “nine or twelve months” and substituting therefor the phrase “two weeks, nine or twelve months” in each place such phrase appears.

(c) The definition of “Termination Date” in Section 1.01 is amended in full to read as follows:

“Termination Date” means June 30, 2018, or, if extended pursuant to Section 8.11, the Extended Termination Date or, in any case, if earlier, the date of termination in whole of the Commitments pursuant to Section 2.06 or 6.01.

(d) Schedule I is amended in full to read as set forth on Schedule A to this Amendment.

SECTION 2. Waiver; Assignment. The requirements of Section 2.17(b) and Section 8.11 of the Credit Agreement are, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby waived to the extent that such Sections require prior notice or execution and delivery of an assignment agreement to effect an assignment by any Lender that does not agree to extend its Commitment as set forth in this Amendment. Accordingly, after giving effect to this Amendment, only those Lenders listed on Schedule A to this Amendment shall have any Commitment or be considered Lenders under the Credit Agreement, in such amounts as set forth on Schedule A.

Each Lender whose Revolving Credit Commitment is reduced by giving effect to this Amendment (each, an “Assignor”): (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest (as defined below), (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby, and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Each Lender whose Revolving Credit Commitment is increased (or created) by giving effect to this Amendment (each, an “Assignee”): (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and becomes a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.07(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire its Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(h) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to purchase its Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to assume its Assigned Interest and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, if any, duly completed and executed by such Assignee;

and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

“Assigned Interest” means (i) all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the Revolving Credit Commitments of the respective Assignors to the extent being assigned under this Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above.

SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, (a) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and all of the Lenders listed on Schedule A hereto and the consent attached hereto executed by the Guarantor, (b) the Borrower shall have paid to the Administrative Agent, for the benefit of the Lenders, all fees then due and payable and (c) and the Administrative Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent:

(a) Certified copies of the resolutions of the board of directors (or persons performing similar functions) of the Borrower approving transactions of the type contemplated by this Amendment.

(b) An opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, special New York counsel to the Borrower, in substantially the form of Exhibit D-2 to the Credit Agreement or otherwise in a form reasonably satisfactory to the Administrative Agent.

(c) A certificate signed by a duly authorized officer of the Borrower stating that:

(i) The representations and warranties contained in Section 4 are correct in all material respects, except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, on and as of the date of such certificate as though made on and as of such date; and

(ii) No event has occurred and is continuing that constitutes a Default.

SECTION 4. Representations and Warranties of the Borrower The Borrower represents and warrants as follows:

(a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The execution, delivery and performance by the Borrower of this Amendment, the Credit Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower of this Amendment or the Credit Agreement.

(d) This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and may be subject to the discretion of courts with respect to the granting of equitable remedies and to the power of courts to stay proceedings for the execution of judgments.

(e) There is no action, suit, litigation or proceeding affecting the Borrower or any of its Subsidiaries, including any Environmental Action, pending or, to the best of the Borrower’s knowledge after reasonable investigation, overtly threatened, before any court, governmental agency or arbitrator that (i) is reasonably likely to be determined adversely, and if determined adversely, would have a Material Adverse Effect or (ii) purports to affect adversely the legality, validity or enforceability of this Amendment, the Credit Agreement or the consummation of the transactions contemplated hereby and thereby.

(f) Since December 31, 2012, there has been no Material Adverse Change.

SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof’ or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement and each of the other Loan Documents as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ALENCO INC.

By:	/s/ Sherri A. Brillon

Sherri A. Brillon President

By:	/s/ Gerald T. Ince

Gerald T. Ince Treasurer

Agreed as of the date first above written:

CITIBANK, N.A., as Administrative Agent, Swing Line Bank, Issuing Bank and a Lender

By	/s/ Andrew Sidford

	Name:	Andrew Sidford
	Title:	Vice President

BANK OF AMERICA, N.A.

By	/s/ James K.G. Campbell

	Name:	James K.G. Campbell
	Title:	Director

THE ROYAL BANK OF SCOTLAND PLC, CANADA BRANCH

By	/s/ Shehan J. De Silva

	Name:	Shehan J. De Silva
	Title:	Vice President

By	/s/ David Wright

	Name:	David Wright
	Title:	Director Head of Client Management Canada

BARCLAYS BANK PLC

By	/s/ Alicia Borys

	Name:	Alicia Borys
	Title:	Vice President

JPMORGAN CHASE BANK, N.A.

By	/s/ Debra Hrelja

	Name:	Debra Hrelja
	Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By	/s/ Paul V. Farrell

	Name:	Paul V. Farrell
	Title:	Director

DEUTSCHE BANK AG NEW YORK BRANCH

By	/s/ Ming K. Chu

	Name:	Ming K. Chu
	Title:	Vice President

By	/s/ Virginia Cosenza

	Name:	Virginia Cosenza
	Title:	Vice President

DNB BANK ASA, GRAND CAYMAN BRANCH

By	/s/ Barbara Gronquist

	Name:	BARBARA GRONQUIST
	Title:	SENIOR VICE PRESIDENT

By	/s/ Cathleen Buckley

	Name:	Cathleen Buckley
	Title:	Senior Vice President

GOLDMAN SACHS LENDING PARTNERS LLC

By	/s/ Mark Walton

	Name:	Mark Walton
	Title:	Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION

By	/s/ James D. Weinstein

	Name:	James D. Weinstein
	Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Peter Carini

	Name:	Peter Carini
	Title:	Vice President

EXPORT DEVELOPMENT CANADA

By	/s/ Matthew Devine

	Name:	MATTHEW DEVINE
	Title:	FINANCING MANAGER

By	/s/ Joanne Tognarelli

	Name:	JOANNE TOGNARELLI
	Title:	SENIOR FINANCING MANAGER

BNP PARIBAS

By	/s/ Claudia Zarate

	Name:	Claudia Zarate
	Title:	Director

By	/s/ Nicholas Anberree

	Name:	Nicolas Anberree
	Title:	Vice President

THE ROYAL BANK OF SCOTLAND N.V., (CANADA) BRANCH

By	/s/ Shehan J. De Silva

	Name:	Shehan J. De Silva
	Title:	Vice President

By	/s/ David Wright

	Name:	David Wright
	Title:	Director Head of Client Management Canada

SCHEDULE A to Amendment

SCHEDULE I

COMMITMENTS

Name of Lender	Revolving Credit Commitment	Letter of Credit Sub-Commitment	Swing Line Sub-Commitment
Bank of America, N.A.	$90,000,000.00
The Royal Bank of Scotland plc, Canada Branch	$90,000,000.00
Citibank, N.A.	$90,000,000.00	$25,000,000.00	$25,000,000.00
Barclays Bank PLC	$90,000,000.00
JPMorgan Chase Bank, N.A.	$90,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$70,000,000.00
Deutsche Bank AG, New York Branch	$70,000,000.00
DNB Bank ASA, Grand Cayman Branch	$70,000,000.00
Goldman Sachs Lending Partners LLC	$70,000,000.00
Sumitomo Mitsui Banking Corporation	$70,000,000.00
Wells Fargo Bank, National Association	$70,000,000.00
Export Development Canada	$60,000,000.00
BNP Paribas	$70,000,000.00

Total of Commitments:	$1,000,000,000.00	$25,000,000.00	$25,000,000.00

CONSENT

Dated as of June 28, 2013

The undersigned, ENCANA CORPORATION, a corporation, as Guarantor under the Second Amended and Restated Guaranty dated as of October 20, 2011 (the “Guaranty”) in favor of the Administrative Agent, the Lenders and the Issuing Banks referred to in the Second Amended and Restated Credit Agreement dated as of October 20, 2011, and a letter amendment thereto dated as of June 15, 2012 (such Credit Agreement, as so amended, the “Credit Agreement”) hereby consents to Amendment No. 2 to the Credit Agreement dated as of June 28, 2013, among Alenco Inc., as Borrower, and the Lenders and Administrative Agent, as defined therein (the “Amendment”), and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

ENCANA CORPORATION

By:	/s/ Sherri A. Brillon

Sherri A. Brillon
Executive Vice-President & Chief Financial Officer

By:	/s/ Jeffrey G. Paulson

Jeffrey G. Paulson
Corporate Secretary